Exhibit 99.1

NEWS RELEASE

Hardinge Inc. One Hardinge Drive, Elmira, N.Y. 14903

Hardinge Reports Fourth Quarter and Full Year 2017 Results

•	Sales increased 4% to $90.2 million in the quarter, driven by growth in Asia & Europe; Sales for the year were $317.9 million, up 9% over 2016

•	Quarterly net income was $3.2 million with earnings per diluted share of $0.24; Full year net income was $5.8 million with earnings per diluted share of $0.45

•	Generated cash from operations of $25.1 million in 2017 compared with $5.3 million in 2016
ELMIRA, N.Y., February 15, 2018 - Hardinge Inc. (NASDAQ: HDNG), a leading international provider of advanced metal-cutting solutions and accessories, reported financial results for its fourth quarter and year ended December 31, 2017.

Sales, Orders and Backlog for the Quarter and Full Year
(Please refer to the Sales and Orders tables included in this release)
North America: Sales of $28.7 million in the quarter were down 4% from the prior-year quarter. Orders for the region were $23.6 million, a decrease of 7% from the prior-year quarter, primarily due to the reorganization of our North America go-to-market approach.
For the full year, stronger economic conditions led sales in North America to increase 8% to $99.9 million. Orders decreased 4% to $97.4 million.
Europe: Sales in Europe increased 7%, or $1.9 million, over the prior-year quarter to $29.0 million. Orders of $26.7 million were down 5% from the prior-year quarter. Excluding favorable foreign currency exchange of $1.5 million and $1.2 million on sales and orders, respectively, sales were up 2% and orders declined 10% compared with the prior-year quarter.
For the full year, sales to Europe were unchanged. Excluding favorable foreign currency exchange of $0.8 million, sales to Europe decreased 1%. Orders increased 10% over the prior-year. Excluding favorable foreign currency translation of $0.1 million, orders increased 9%.
Asia: Asia sales increased $2.5 million, or 8%, to $32.5 million, over the prior-year’s fourth quarter. Excluding favorable foreign currency translation of $1.0 million, sales increased 5% over the prior-year period. Orders of $33.5 million decreased $3.3 million, or 9%, compared with the same period in the prior-year, mostly due to a large order in the prior-year quarter which was not repeated in the current year. Excluding favorable foreign currency translation of $0.9 million, orders were down 11% year over year.

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Hardinge Reports Fourth Quarter 2017 Results
February 15, 2018

Improving economic conditions helped sales in Asia for the full year to grow $18.7 million, or 17%, from the prior- year to $126.6 million. Excluding unfavorable foreign currency translation of $0.7 million, sales increased 18%. Orders grew $7.9 million, or 7%, over the prior-year to $124.5 million as we have continued to focus on high precision products and custom solutions. Excluding unfavorable foreign currency translation of $0.9 million orders increased 8%.
Consolidated Backlog: Order backlog at December 31, 2017 was $130.6 million a 12% increase over backlog at December 31, 2016.
Fourth Quarter Operating Results

•	Gross profit for the quarter was $30.9 million, or 34.3% of sales, up 1.9 points from the prior-year period on improved volume and lower levels of obsolescence inventory reserves.

•
Selling, general and administrative (“SG&A”) expense increased $1.7 million mostly as a result of $1.6 million in higher compensation and $0.2 million of costs related to the Company's strategic review.

•	We recorded a non-cash gain on the dissolution of our Canadian subsidiary related to the realization of a currency translation adjustment of $0.8 million.

•
Income from operations was $5.6 million, an increase of $0.6 million, or 12% from the prior-year period. On a non-GAAP(1) adjusted basis, income from operations increased 27% to $6.8 million compared with $5.3 million last year. As a percent of sales, adjusted income from operations was 7.5%, a 1.4 point improvement over the prior-year period.

•	Income tax expense in the quarter was impacted by the U.S. Tax Cuts and Jobs Act (the Act). Tax expense includes $1.2 million for the estimated transition tax resulting from the Act.

•
Net income was $3.2 million, or $0.24 per diluted share, down from $3.7 million, or $0.29 per diluted share in the prior-year period. Adjusted non-GAAP(1) net income was $4.3 million, or $0.33 per diluted share, an increase over the prior period adjusted net income of $4.1 million, or $0.31 per diluted share.

(1) Management believes that the use of non-GAAP financial measures help in the understanding of the Company's operating performance. See pages 9 and 10 of this release for the reconciliation tables between reported amounts and non-GAAP measures discussed in this document.
2017 Full Year Review

•
Gross profit of $107.6 million was up $10.0 million over the prior-year due to higher volume. Gross margin of 33.8% was up 0.4 points from the prior year on improved volume and lower levels of obsolescence inventory reserves partially offset by unfavorable mix.

•	Excluding unusual costs in both periods, SG&A increased $1.1 million due to higher incentive compensation costs, which was partially offset by lower sales and marketing costs.

•
Income from operations was $8.9 million, up $5.5 million or 163% from prior-year. Non-GAAP(1) adjusted income from operations more than doubled to $14.3 million, or 5% of sales, compared with $6.6 million, or 2% of sales in 2016.

•
Net income was $5.8 million, or $0.45 per diluted share, improved from $1.2 million, or $0.09 per diluted share in the prior-year. Adjusted non-GAAP(1) net income was $11.0 million, or $0.86 per diluted share, up significantly from $4.3 million, or $0.33 per diluted share in the prior-year.

Recent Acquisition Announcement
On February 12, 2018, Hardinge announced that it had entered into a definitive agreement with affiliates of Privet Fund Management LLC (“Privet”) under which Privet has agreed to acquire Hardinge for $18.50 per share in an all-cash transaction valued at approximately $245 million, subject to approval of Hardinge shareholders and other customary closing conditions.
In light of the announcement, Hardinge will not hold a conference call to discuss these financial results.

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Hardinge Reports Fourth Quarter 2017 Results
February 15, 2018

About Hardinge
Hardinge is a leading global designer and manufacturer of high precision, computer-controlled machine tool solutions developed for critical, hard-to-machine metal parts and of technologically advanced workholding accessories.  The Company’s strategy is to leverage its global brand strength to further penetrate global market opportunities where customers will benefit from the technologically advanced, high quality, reliable products Hardinge produces.  With approximately two-thirds of its sales outside of North America, Hardinge serves the worldwide metal working market.  Hardinge’s machine tool and accessory solutions can also be found in a broad base of industries to include aerospace, agricultural, automotive, construction, consumer products, defense, energy, medical, technology and transportation.
Hardinge applies its engineering design and manufacturing expertise in high performance machining centers, high-end cylindrical and jig grinding machines, SUPER-PRECISION® and precision CNC lathes and technologically advanced workholding accessories.  Hardinge has manufacturing operations in China, France, Germany, India, Switzerland, Taiwan, the United Kingdom and the United States.
The Company regularly posts information on its website: http://www.hardinge.com.
Safe Harbor Statement
This news release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Such statements are based on management's current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. The Company's actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements.
Certain factors could cause actual results to differ from those anticipated in the forward-looking statements in this release, including the possibility that the proposed transaction with Privet is delayed or does not close, including due to the failure to receive required shareholder approval, the taking of governmental action (including the passage of legislation) to block the transaction, the failure of Privet to obtain the equity and debt financing or other funds required to finance the transaction, or the failure of other closing conditions, the possibility that the expected financial impacts will not be realized, or will not be realized within the expected time period, including as a result of fluctuations in the machine tool business, the cyclical nature of our markets, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of our entry into new product and geographic markets, our ability to manage our operating costs and announced cost reduction initiatives, product liability claims, work stoppages or other labor issues, our ability to execute on our previously announced real estate sale and other restructuring activities, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitors’ actions such as price discounting or new product introductions, governmental regulations and environmental matters, loss of key management or other personnel, failure of operating equipment or information technology infrastructure, changes in the availability and cost of materials and supplies, the implementation of new technologies and currency fluctuations, and other risks and factors described in our quarterly reports on Form 10-Q and annual reports on Form 10-K and in our other filings with the Securities and Exchange Commission or in materials incorporated therein by reference.
The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information contact:

Company:	Investor Relations:
Douglas J. Malone Chief Financial Officer Phone: (607) 378-4140	Deborah K. Pawlowski, Kei Advisors LLC Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Hardinge Reports Fourth Quarter 2017 Results
February 15, 2018

HARDINGE INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)

Sales	$90,175	$86,795	$317,920	$292,013
Cost of sales	59,238	58,716	210,352	194,486
Gross profit	30,937	28,079	107,568	97,527
Gross profit margin	34.3%	32.4%	33.8%	33.4%

Selling, general and administrative expenses	21,146	19,426	79,950	79,647
Research & development	3,321	3,561	14,543	13,514
Restructuring charges	1,739	53	4,506	661
Other (income) expense, net	(833)	61	(365)	310
Operating Income	5,564	4,978	8,934	3,395
Operating margin	6.2%	5.7%	2.8%	1.2%

Interest expense	71	128	417	555
Interest income	(50)	(35)	(166)	(227)
Income before income taxes	5,543	4,885	8,683	3,067
Income taxes	2,371	1,177	2,837	1,843

Net income	$3,172	$3,708	$5,846	$1,224

Per share data:
Basic earnings per share:	$0.25	$0.29	$0.45	$0.10

Diluted earnings per share:	$0.24	$0.29	$0.45	$0.09

Cash dividends declared per share:	$—	$0.02	$0.04	$0.08

Weighted avg. shares outstanding: Basic	12,918	12,854	12,900	12,824
Weighted avg. shares outstanding: Diluted	13,054	12,923	12,972	12,909

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Hardinge Reports Fourth Quarter 2017 Results
February 15, 2018

HARDINGE INC. AND SUBSIDIARIES
 Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2017	December 31, 2016

Assets
Cash and cash equivalents	$44,958	$28,255
Restricted cash	2,717	2,923
Accounts receivable, net	61,800	55,573
Inventories, net	104,502	107,018
Other current assets	9,076	6,926
Assets held for sale	5,647	—
Total current assets	228,700	200,695

Property, plant and equipment, net	50,790	56,961
Goodwill	6,677	6,579
Other intangible assets, net	26,386	26,730
Other non-current assets	6,396	6,585
Total non-current assets	90,249	96,855
Total assets	$318,949	$297,550

Liabilities and shareholders’ equity
Accounts payable	$26,362	$24,920
Accrued expenses	31,695	25,629
Customer deposits	23,852	18,215
Accrued income taxes	1,370	1,160
Current portion of long-term debt	—	2,923
Total current liabilities	83,279	72,847

Long-term debt	—	2,970
Pension and postretirement liabilities	49,122	58,840
Deferred income taxes	5,217	3,800
Other liabilities	2,405	3,152
Total non-current liabilities	56,744	68,762
Commitments and contingencies
Common stock (par value $0.01 per share; shares authorized 20,000,000; Shares issued 12,963,164 and 12,903,037)	130	129
Additional paid-in capital	122,140	121,015
Retained earnings	94,882	89,557
Treasury shares (at cost, 0 and 9,243)	—	(104)
Accumulated other comprehensive loss	(38,226)	(54,656)
Total shareholders’ equity	178,926	155,941
Total liabilities and shareholders’ equity	$318,949	$297,550

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Hardinge Reports Fourth Quarter 2017 Results
February 15, 2018

HARDINGE INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended
	December 31, 2017	December 31, 2016
Operating activities
Net income	$5,846	$1,224
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment charge	1,401	—
Depreciation and amortization	8,905	8,789
Debt issuance costs amortization	155	131
Deferred income taxes	376	689
Gain on sale of assets	(38)	(38)
Gain on dissolution of subsidiary	(833)	—
Unrealized foreign currency transaction loss	(296)	524
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(2,993)	(284)
Restricted cash	411	(927)
Inventories	6,451	252
Other assets	(925)	(372)
Accounts payable	611	141
Customer deposits	4,421	(776)
Accrued expenses	1,658	(3,964)
Accrued pension and postretirement liabilities	(35)	(92)
Net cash provided by operating activities	25,115	5,297

Investing activities
Capital expenditures	(3,207)	(2,479)
Deposit on assets held for sale	516	—
Proceeds from sales of assets	68	118
Net cash used in investing activities	(2,623)	(2,361)

Financing activities
Proceeds from short-term notes payable to bank	20,987	42,820
Repayments of short-term notes payable to bank	(21,734)	(42,114)
Repayments of long-term debt	(6,088)	(5,761)
Dividends paid	(526)	(1,052)
Purchases of treasury stock	(80)	(368)
Net cash used in financing activities	(7,441)	(6,475)

Effect of exchange rate changes on cash	1,652	(980)
Net increase (decrease) in cash	16,703	(4,519)

Cash and cash equivalents at beginning of period	28,255	32,774

Cash and cash equivalents at end of period	$44,958	$28,255

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Hardinge Reports Fourth Quarter 2017 Results
February 15, 2018

HARDINGE INC. AND SUBSIDIARIES
Sales by Region
(in thousands)

	Quarter Ended
	December 31, 2017		December 31, 2016		September 30, 2017
Sales to Customers in	$	% of Total	$	Year-over-Year % Change	$	Sequential % Change
North America	28,680	32%	29,744	(4)%	27,465	4%
Europe	28,950	32%	27,026	7%	22,437	29%
Asia	32,545	36%	30,025	8%	35,089	(7)%
Total	90,175		86,795	4%	84,991	6%

	Twelve months ended
	December 31, 2017		December 31, 2016
Sales to Customers in	$	% of Total	$	Year-over-Year % Change
North America	99,948	31%	92,668	8%
Europe	91,329	29%	91,381	—%
Asia	126,643	40%	107,964	17%
Total	317,920		292,013	9%

HARDINGE INC. AND SUBSIDIARIES
Orders by Region
(in thousands)

	Quarter Ended
	December 31, 2017		December 31, 2016		September 30, 2017
Orders from Customers in	$	% of Total	$	Year-over-Year % Change	$	Sequential % Change
North America	23,568	28%	25,378	(7)%	23,153	2%
Europe	26,745	32%	28,248	(5)%	23,491	14%
Asia	33,525	40%	36,778	(9)%	27,337	23%
Total	83,838		90,404	(7)%	73,981	13%

	Twelve months ended
	December 31, 2017		December 31, 2016
Orders from Customers in	$	% of Total	$	Year-over-Year % Change
North America	97,393	30%	101,541	(4)%
Europe	101,547	31%	92,648	10%
Asia	124,541	39%	116,683	7%
Total	323,481		310,872	4%

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Hardinge Reports Fourth Quarter 2017 Results
February 15, 2018

Hardinge believes that providing non-GAAP financial measures such as adjusted operating income, adjusted net income, and adjusted earnings per diluted share is important for investors and other readers of Hardinge's financial statements, as they are used as an analytical indicator by Hardinge management to better understand its operating performance.

HARDINGE INC. AND SUBSIDIARIES
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income
(in thousands)

	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016
	Amount	% of Sales	Amount	% of Sales
Operating income as reported	$5,564	6.2%	$4,978	5.7%
Adjustments to reported operating income:
Restructuring charges	1,739	1.9	53	0.1
Professional fees for strategic review process	208	0.2	42	0.1
Pension settlement adjustment	—	—	(132)	(0.2)
Other adjustments	(744)	(0.8)	371	0.4
Non-GAAP operating income as adjusted	$6,767	7.5%	$5,312	6.1%

	Year Ended December 31, 2017		Year Ended December 31, 2016
	Amount	% of Sales	Amount	% of Sales
Operating income as reported	8,934	2.8%	$3,395	1.2%
Adjustments to reported operating income:
Restructuring charges	4,506	1.4	661	0.2
Professional fees for strategic review process	208	0.1	1,270	0.4
Pension settlement adjustment	—	—	633	0.2
Other adjustments	615	0.2	666	0.2
Non-GAAP operating income as adjusted	$14,263	4.5%	$6,625	2.2%

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Hardinge Reports Fourth Quarter 2017 Results
February 15, 2018

HARDINGE INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(in thousands, except per share data)

	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016
	Amount	EPS	Amount	EPS
Net income as reported	$3,172	$0.24	$3,708	$0.29
Adjustments to reported net income, net of taxes:
Restructuring charges	1,682	0.13	53	—
Professional fees for strategic review process	208	0.02	42	—
Pension settlement adjustment	—	—	(108)	(0.01)
Other adjustments	(744)	(0.06)	371	0.03
Non-GAAP net income as adjusted	$4,318	$0.33	$4,066	$0.31

	Year Ended December 31, 2017		Year Ended December 31, 2016
	Amount	EPS	Amount	EPS
Net income as reported	$5,846	$0.45	$1,224	$0.09
Adjustments to reported net income, net of taxes:
Restructuring charges	4,358	0.34	661	0.05
Professional fees for strategic review process	208	0.02	1,270	0.10
Pension settlement adjustment	—	—	517	0.04
Other adjustments	615	0.05	666	0.05
Non-GAAP net income as adjusted	$11,027	$0.86	$4,338	$0.33

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